November 4,2024

I am excited to share some significant news that we believe will enhance and strengthen USI product availability and offerings.

We have agreed to sell our smoke alarm and carbon monoxide alarm safety products business to Feit Electric, a leading energy-efficient lighting and smart home brand, subject to shareholder approval. We believe that Feit's market presence and financial strength will allow for increased levels of inventory as well as accelerated new product development. We anticipate business as usual until the sale is completed.

We expect the sale to finalize during the first quarter of 2025.

We will keep you updated as the transaction progresses.

Best regards,

Harvey Grossblatt
President

HBG:lly
110424

11407 CRONHILL DRIVE, SUITE A / OWINGS MILLS, MARYLAND 21117-3586 / U.S.A.
TELEPHONE DIRECT DIAL: (410) 363-3000, **EXTENSION 224** / FAX: (410) 363-2218 / E-MAIL: harvey@universalsecurity.com

UNIVERSAL®
SECURITY INSTRUMENTS, INC.
ALWAYS WORKING TO PROTECT YOUR FAMILY®

November 4,2024

I am excited to share some significant news that we believe will enhance and strengthen USI product availability and offerings.

We have agreed to sell our smoke alarm and carbon monoxide alarm safety products business to Feit Electric, a leading energy-efficient lighting and smart home brand, subject to shareholder approval. We believe that Feit's market presence and financial strength will allow for increased levels of inventory as well as accelerated new product development. We anticipate business as usual until the sale is completed.

We expect the sale to finalize during the first quarter of 2025.

We will keep you updated as the transaction progresses.

Best regards,

Harvey Grossblatt
President

HBG:lly
110424

11407 CRONHILL DRIVE, SUITE A / OWINGS MILLS, MARYLAND 21117-3586 / U.S.A.
TELEPHONE DIRECT DIAL: (410) 363-3000, **EXTENSION 224** / FAX: (410) 363-2218 / E-MAIL: harvey@universalsecurity.com